Exhibit 99.1

FOR IMMEDIATE RELEASE
Ultimate Reports Q2 2018 Financial Results,
Closes PeopleDoc Acquisition

•	Record Recurring Revenues of $239.5 million, Up by 23%

•	Total Revenues of $271.2 million, Up by 21%

Weston, FL, July 31, 2018 — Ultimate Software (Nasdaq: ULTI), a leading provider of human capital management (HCM) solutions in the cloud, announced today our financial results for the second quarter ended June 30, 2018. Ultimate reported recurring revenues of $239.5 million, a 23% increase, and total revenues of $271.2 million, a 21% increase, both compared with 2017's second quarter. GAAP net income for the second quarter of 2018 was $13.7 million, or $0.44 per diluted share, as compared with GAAP net income of $4.5 million, or $0.15 per diluted share, for the second quarter of 2017.
Non-GAAP net income for the second quarter of 2018 was $40.9 million, or $1.32 per diluted share, as compared with non-GAAP net income for 2017's second quarter of $28.2 million, or $0.92 per diluted share. For further discussion of our non-GAAP financial measures, see "Use of Non-GAAP Financial Information" below.
“We had a strong second quarter, achieving all of our top-line financial objectives, keeping us on track to reach our 2018 target of $1 billion in total revenues, and laying the foundation for our future. At the same time, we delivered the best quarter in our history for new-business contracts, and our year-over-year customer retention rate was approximately 96% for the trailing 12 months ending June 30, 2018,” said Scott Scherr, founder, president, and CEO of Ultimate.

“Our Customer Service department received the Gold award for being the #1 Customer Service Department of the Year for companies with 2,500 employees or more by Customer Sales and Service World Awards. In June, Fortune magazine ranked Ultimate #1 on its 100 Best Workplaces for Millennials list for 2018, our second consecutive year at the top. In addition, Ultimate was ranked #2 on the 25 Highest-Rated Public Cloud Computing Companies to Work For list by Battery Ventures, a global investment firm, and Glassdoor, one of the world’s largest job and recruiting websites, and we were ranked #2 on the Best Workplaces in Canada list for 2018 by Great Place to Work,” added Scherr.

“Earlier in July, Ultimate entered into a binding Letter of Intent with the controlling shareholders of PeopleDoc for the purpose of acquiring the company, and we completed that acquisition on July 27, 2018. A cloud-based pioneer in global HR Service Delivery, PeopleDoc is based in Paris, France, with additional offices in Germany, the UK, Finland, the Netherlands, Canada, and the United States. PeopleDoc has more than 1,000 customers with users in 180 countries. Adding its global HR Service Delivery platform to our offerings will further our mission to enhance our customers’ employee experience with new, person-centric features, such as an online employee help center, HR case management, and employee file management,” said Scherr.

Ultimate’s financial results teleconference will be held today, July 31, 2018, at 5:00 p.m. Eastern time, at http://www.investorcalendar.com/event/22106. The call will be available for replay at the same address beginning at 9:00 p.m. Eastern time today. Windows Media Player software is required to listen to the call and can be downloaded from the site. Forward-looking information about future company performance will be discussed during the teleconference call.

Financial Highlights

•
For 2018's second quarter, recurring revenues from our cloud offering grew by 23% over the same period in 2017, and recurring revenues were 88% of total revenues, as compared with 87% of total revenues for the second quarter of 2017.

•	Ultimate’s total revenues for 2018's second quarter increased by 21% versus those for the 2017's second quarter.

•	Ultimate’s annualized retention rate, on a rolling 12-month basis, was approximately 96% for our recurring revenue cloud customer base as of June 30, 2018.

•
Cash flows from operating activities for the six months ended June 30, 2018, were $118.1 million, compared with $89.5 million for the same period of 2017. Our operating cash flow margin for the six months ended June 30, 2018, was 21.6%, compared with 19.7% for the same period of 2017.

•
Free cash flows were $77.0 million for the six months ended June 30, 2018, compared with $46.0 million for the same period of 2017. Our free cash flow margin was 14.1% for the six months ended June 30, 2018, compared with 10.1% for the same period of 2017.

Stock Repurchases
The combination of cash, cash equivalents, and corporate marketable securities was $188.1 million as of June 30, 2018, compared with $165.1 million as of December 31, 2017.
During the six months ended June 30, 2018, we used $51.8 million to acquire 227,588 shares of our common stock, $0.01 par value common stock ("Common Stock") to settle employees’ tax withholding obligations associated with their restricted stock that vested during the period. We have 1,342,005 shares available for repurchase under our Stock Repurchase Plan.
Financial Outlook
For the third quarter of 2018:

•	Recurring revenues of approximately $250 to $252 million, including approximately $5 million as a result of the PeopleDoc acquisition,

•	Total revenues of approximately $286 to $288 million, including approximately $6 million as a result of the PeopleDoc acquisition, and

•
Operating margin, on a non-GAAP basis (discussed below), to be approximately 20%. Excluding the impact of the acquisition of PeopleDoc, we would expect our operating margin, on a non-GAAP basis (discussed below), to be approximately 21% for the third quarter of 2018.

For the year 2018:

•	Recurring revenues to increase by approximately 23% over 2017, including the impact of the PeopleDoc acquisition,

•	Total revenues to increase by approximately 21% over 2017, including the impact of the PeopleDoc acquisition, and

•	Operating margin, on a non-GAAP basis (discussed below), of approximately 21%, including the impact of the PeopleDoc acquisition.
Operating margin expectations were determined on a non-GAAP basis using the methodologies identified under the caption “Use of Non-GAAP Financial Information” in this press release.
We have not reconciled our forward-looking operating margin on a non-GAAP basis to the corresponding GAAP financial measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation would require unreasonable effort at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including, for example, those related to stock-based compensation or others that may arise during the year. In particular, stock-based compensation is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense, for the year ending December 31, 2018, will have a significant impact on our operating margin on a GAAP basis.
Forward-Looking Statements
Certain statements in this press release are, and certain statements on the teleconference call may be, forward-looking statements within the meaning provided under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are made only as of the date hereof. These statements involve known and unknown risks and uncertainties that may cause Ultimate’s actual results to differ materially from those stated or implied by such forward-looking statements, including risks and uncertainties associated with fluctuations in Ultimate’s quarterly operating results, concentration of Ultimate’s product offerings, development risks involved with new products and technologies, competition, contract renewals with business partners, compliance by our customers with the terms of their contracts with us, and other factors disclosed in Ultimate’s filings with the Securities and Exchange Commission. Ultimate undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ultimate Software
Ultimate is a leading provider of cloud-based human capital management solutions, with approximately 40 million people records in the Ultimate cloud. Our award-winning UltiPro delivers HR, payroll, talent, and time and labor management solutions that connect people with the information they need to work more effectively. Founded in 1990, Ultimate is headquartered in Weston, Florida, and employs approximately 4,500 professionals. In 2018, Ultimate ranked #3 on Fortune’s prestigious 100 Best Companies to Work For list, our seventh consecutive year in the top 25; #1 on its Best Workplaces in

Technology list for the third year in a row; and #1 on its 100 Best Workplaces for Millennials list, our second year at the top. Also in 2018, PEOPLE magazine ranked Ultimate #3 on its 50 Companies That Care list. In 2017, Forbes ranked Ultimate #7 on its list of 100 Most Innovative Growth Companies. Ultimate’s Customer Services organization was recognized as the #1 Customer Service Department of the Year for companies with 2,500 employees or larger by Customer Sales and Service World Awards in 2018, and by the National Customer Service Association as Service Organization of the Year in the Large Business category in 2017. Ultimate has approximately 4,400 customers with employees in 160 countries, including Bloomin’ Brands, Culligan International, Feeding America, Red Roof Inn, SUBWAY, Texas Roadhouse, and Yamaha Corporation of America. More information on Ultimate’s products and services for people management can be found at www.ultimatesoftware.com.

UltiPro is a registered trademark of The Ultimate Software Group, Inc. All other trademarks referenced are the property of their respective owners.

Contact: Mitchell K. Dauerman
EVP, Investor Relations
Phone: 954-331-7369
Email: IR@ultimatesoftware.com

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Recurring	$239,458	$195,147	$476,045	$385,128
Services	31,704	29,545	71,872	68,055
Total revenues	271,162	224,692	547,917	453,183
Cost of revenues:
Recurring	66,623	52,539	129,488	102,608
Services	35,949	31,715	77,857	71,346
Total cost of revenues	102,572	84,254	207,345	173,954
Gross profit	168,590	140,438	340,572	279,229
Operating expenses:
Sales and marketing	66,207	67,015	137,404	136,375
Research and development	50,004	34,997	96,978	71,155
General and administrative	32,270	31,472	63,992	61,676
Total operating expenses	148,481	133,484	298,374	269,206
Operating income	20,109	6,954	42,198	10,023
Other income (expense):
Interest and other expense	(100)	(165)	(297)	(445)
Other income, net	794	81	1,179	307
Total other income (expense), net	694	(84)	882	(138)
Income before income taxes	20,803	6,870	43,080	9,885
(Provision) benefit for income taxes	(7,123)	(2,341)	(8,406)	1,884
Net income	$13,680	$4,529	$34,674	$11,769
Net income per share:
Basic	$0.45	$0.15	$1.14	$0.40
Diluted	$0.44	$0.15	$1.11	$0.38
Weighted average shares outstanding:
Basic	30,619	29,751	30,512	29,645
Diluted	31,113	30,623	31,164	30,639

Stock-based Compensation, Amortization of Acquired Intangibles, and Transaction Costs Related to Business Combinations

The following table sets forth the stock-based compensation expense resulting from stock-based arrangements (excluding the income tax effect, or “gross”), the amortization of acquired intangibles, and transaction costs related to business combinations that are recorded in Ultimate’s unaudited condensed consolidated statements of income for the periods indicated and are included within the Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures in this press release (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Stock-based compensation expense:
Cost of recurring revenues	$3,994	$2,981	$7,426	$5,797
Cost of services revenues	2,362	1,935	4,735	3,924
Sales and marketing	17,074	19,785	33,412	37,196
Research and development	4,241	3,134	7,550	5,911
General and administrative	6,486	11,443	14,231	20,316
Total non-cash stock-based compensation expense	$34,157	$39,278	$67,354	$73,144

Amortization of acquired intangibles:
General and administrative	$783	$776	$1,569	$1,556
Total amortization of acquired intangibles	$783	$776	$1,569	$1,556

Transaction costs related to business combinations:
General and administrative	$1,120	$—	$1,120	$—
Total transaction costs related to business combinations	$1,120	$—	$1,120	$—

Stock-based compensation expense associated with modifications and terminations made to the Company’s change-in-control plans in March 2015, February 2016 and February 2017, is shown in the table below (in thousands). As previously disclosed, these changes were made to better align management's incentives with long-term value creation for our shareholders. As part of the modifications in connection with the terminations of the change-in-control plans, time-based restricted stock awards (vesting over three years) were granted to certain senior officers in March 2015, February 2016 and February 2017.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Stock-based compensation expense:
Stock-based compensation expense	$23,857	$22,433	$43,846	42,245
Stock-based compensation expense related to CIC Modifications	10,300	16,845	23,508	30,899
Total non-cash stock-based compensation expense	$34,157	$39,278	$67,354	$73,144

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	As of June 30, 2018	As of December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$184,855	$155,685
Investments in marketable securities	3,274	9,434
Accounts receivable, net	195,247	190,989
Deferred contract costs, prepaid expenses and other current assets	78,116	71,602
Total current assets before funds held for customers	461,492	427,710
Funds held for customers	624,110	563,062
Total current assets	1,085,602	990,772
Property and equipment, net	274,841	243,664
Goodwill	35,484	35,808
Intangible assets, net	19,227	20,862
Deferred contract costs and other assets, net	114,623	53,409
Deferred tax assets, net	30,242	32,696
Total assets	$1,560,019	$1,377,211
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,125	$16,099
Accrued expenses and other liabilities	93,990	60,394
Deferred revenue	212,997	197,088
Capital lease obligations	6,511	5,474
Total current liabilities before customer funds obligations	327,623	279,055
Customer funds obligations	625,511	564,031
Total current liabilities	953,134	843,086
Deferred revenue	1,431	1,773
Deferred rent	8,695	5,349
Capital lease obligations	6,346	4,477
Other long-term liabilities	2,375	4,250
Deferred income tax liability	380	251
Total liabilities	972,361	859,186

Stockholders’ equity:
Preferred Stock, $.01 par value	—	—
Series A Junior Participating Preferred Stock, $.01 par value	—	—
Common Stock, $.01 par value	353	348
Additional paid-in capital	629,156	609,160
Accumulated other comprehensive loss	(7,013)	(5,912)
Accumulated earnings	176,521	125,788
	799,017	729,384
Treasury stock, at cost	(211,359)	(211,359)
Total stockholders’ equity	587,658	518,025
Total liabilities and stockholders’ equity	$1,560,019	$1,377,211

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$34,674	$11,769
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,068	16,551
Provision for doubtful accounts	4,836	3,364
Non-cash stock-based compensation expense	67,353	73,144
Income taxes	7,618	(2,394)
Net amortization of premiums and accretion of discounts on available-for-sale securities	(269)	262
Changes in operating assets and liabilities:
Accounts receivable	(9,094)	(10,044)
Deferred contract costs, prepaid expenses and other current assets	(28,831)	(10,557)
Deferred contract costs and other assets	(13,956)	(3,563)
Accounts payable	(1,974)	316
Accrued expenses, other liabilities and deferred rent	24,997	(2,333)
Deferred revenue	13,657	12,979
Net cash provided by operating activities	118,079	89,494
Cash flows from investing activities:
Purchases of property and equipment	(41,062)	(43,540)
Purchases of marketable securities	(168,199)	(122,625)
Proceeds from sales and maturities of marketable securities	99,553	73,069
Net change in money market securities and other cash equivalents held to satisfy customer funds obligations	13,795	35,684
Net cash used in investing activities	(95,913)	(57,412)
Cash flows from financing activities:
Net proceeds from issuances of Common Stock	2,923	4,541
Shares acquired to settle employee tax withholding liabilities	(51,766)	(34,745)
Principal payments on capital lease obligations	(3,217)	(3,148)
Payments of other long-term liabilities	(1,875)	—
Net change in customer funds obligations	61,480	25,238
Net cash provided by (used in) financing activities	7,545	(8,114)
Effect of exchange rate changes on cash	(541)	298
Net increase in cash and cash equivalents	29,170	24,266
Cash and cash equivalents, beginning of period	155,685	73,773
Cash and cash equivalents, end of period	$184,855	$98,039

Supplemental disclosure of cash flow information:
Cash paid for interest	$270	$238
Cash paid for taxes	$3,617	$1,048

Non-cash investing and financing activities:
Capital lease obligations to acquire new equipment	$6,123	$4,119
Stock based compensation for capitalized software	$1,782	$2,021
Software agreement	$—	$6,500

THE ULTIMATE SOFTWARE GROUP, INC. AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(In thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Non-GAAP operating income, as a % of total revenues reconciliation:
Operating income	$20,109	$6,954	$42,198	$10,023
Operating income, as a % of total revenues	7.4%	3.1%	7.7%	2.2%
Add back:
Non-cash stock-based compensation expense	34,157	39,278	67,354	73,144
Non-cash amortization of acquired intangible assets	783	776	1,569	1,556
Transaction costs related to business combinations	1,120	—	1,120	—
Non-GAAP operating income	$56,169	$47,008	$112,241	$84,723
Non-GAAP operating income, as a % of total revenues	20.7%	20.9%	20.5%	18.7%

Non-GAAP net income reconciliation:
Net income	$13,680	$4,529	$34,674	$11,769
Add back:
Non-cash stock-based compensation expense	34,157	39,278	67,354	73,144
Non-cash amortization of acquired intangible assets	783	776	1,569	1,556
Transaction costs related to business combinations	1,120	—	1,120	—
Income tax effect of above items	(8,799)	(16,432)	(23,269)	(35,439)
Non-GAAP net income	$40,941	$28,151	$81,448	$51,030

Non-GAAP net income, per diluted share, reconciliation: (1)
Net income, per diluted share	$0.44	$0.15	$1.11	$0.38
Add back:
Non-cash stock-based compensation expense	1.10	1.28	2.16	2.39
Non-cash amortization of acquired intangible assets	0.03	0.03	0.05	0.06
Transaction costs related to business combinations	0.04	—	0.04	—
Income tax effect of above items	(0.29)	(0.54)	(0.75)	(1.17)
Non-GAAP net income, per diluted share	$1.32	$0.92	$2.61	$1.66
Shares used in calculation of GAAP and non-GAAP net income per share:
Basic	30,619	29,751	30,512	29,645
Diluted	31,113	30,623	31,164	30,639
_________________________

(1)	The non-GAAP net income per diluted share reconciliation is calculated on a diluted weighted average share basis for GAAP net income periods.

Use of Non-GAAP Financial Information
This press release contains non-GAAP financial measures. We believe that non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Management uses these non-GAAP results to compare our performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budget and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to our Board of Directors. These measures may be different from non-GAAP financial measures used by other companies.
These non-GAAP measures should not be considered in isolation or as an alternative to such measures determined in accordance with generally accepted accounting principles in the United States (GAAP). The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses are excluded from the non-GAAP financial measures.
To compensate for these limitations, we present our non-GAAP financial measures in connection with its GAAP results. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this press release (under the caption “Unaudited Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures”) and not to rely on any single financial measure to evaluate our business.
We present the following non-GAAP financial measures in this press release: non-GAAP operating income, as a percentage of total revenues (or non-GAAP operating margin), non-GAAP net income and non-GAAP net income, per diluted share. We exclude the following items from these non-GAAP financial measures as appropriate:
Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expense, which consists of expenses for stock-based arrangements recorded in accordance with Accounting Standards Codification 718, “Compensation – Stock Compensation.” For the three and six months ended June 30, 2018, stock-based compensation expense was $34.2 million and $67.4 million, respectively, on a pre-tax basis. For the three and six months ended June 30, 2017, stock-based compensation expense was $39.3 million and $73.1 million, respectively, on a pre-tax basis. Stock-based compensation expense is excluded from the non-GAAP financial measures because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance. We believe that such exclusion facilitates the comparison of results of ongoing operations for current and future periods with such results from past periods. For GAAP net income periods, non-GAAP reconciliations are calculated on a diluted weighted average share basis.
Amortization of acquired intangible assets. In accordance with GAAP, operating expenses include amortization of acquired intangible assets over the estimated useful lives of such assets. For the three and six months ended June 30, 2018, the amortization of acquired intangible assets was $0.8 million and $1.6 million, respectively. For the three and six months ended June 30, 2017, the amortization of acquired intangible assets was $0.8 million and $1.6 million, respectively. Amortization of acquired intangible assets is excluded from our non-GAAP financial measures because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance. We believe that such exclusion facilitates comparisons to our historical operating results and to the results of other companies in the same industry, which have their own unique acquisition histories.
Transaction costs related to business combinations. In accordance with GAAP, operating expenses include transaction costs for third-party professional services received in connection with business combinations. As we do not acquire or dispose of businesses on a predictable basis, the terms of each business combination are unique and can vary significantly from other business combinations. Significant expenses can be incurred in connection with a business combination that we would not have otherwise incurred in the periods presented as part of our continuing operations. For both the three and six months ended June 30, 2018, the transaction costs incurred related to business combinations was $1.1 million. There were no transaction costs incurred related to business combinations for the three and six months ended June 30, 2017. Transaction costs related to business combinations are excluded from Ultimate's non-GAAP financial measures because it is an expense that Ultimate does not consider part of ongoing operations when assessing our financial performance. Ultimate believes that such exclusion facilitates comparisons to our historical operating results and to the results of other companies in the same industry, which have their own unique business combination histories.